Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statements on Form S-8 (File Nos. and 333-179869) and into the Registration Statement on Form S-3 (File No. and 333-203821), of our report dated September 28, 2015, relating to our audits of the consolidated financial statements of Radiant Logistics, Inc. appearing in this Annual Report on   Form of Radiant Logistics, Inc. for the years ended June 30, 2015 and 2014.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

September 29, 2015